EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report  dated March 17, 2020 relating to the consolidated financial statements, which appears in the Annual Report on Form 10-K of MoSys, Inc. for the year ended December 31, 2019. We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ BPM LLP

San Jose, California
November 24, 2020